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                                                                     EXHIBIT 4.2







                               F.N.B. CORPORATION




                                  SUBORDINATED
                                   DAILY NOTE





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This Daily Note Register is provided for the convenience of the Purchaser.
Entries may be made only by an authorized agent of the Company to reflect additional purchases or redemptions. The Company will not be liable for any transaction unless an entry is made herein by an authorized agent of the Company. The Purchaser will receive statements on a quarterly basis which will include all transactions for the period.





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                             SUBORDINATED DAILY NOTE

                               F.N.B. CORPORATION
                                HERMITAGE SQUARE
                          HERMITAGE, PENNSYLVANIA 16148

                 Date of Issue ________________________, 19_____

                          No. _________________________


    FOR VALUE RECEIVED, F.N.B. CORPORATION (THE "ISSUER") HEREBY PROMISES TO
         PAY ON DEMAND THE PRINCIPAL AMOUNT AS RECORDED IN THE REGISTER
       TOGETHER WITH ACCRUED INTEREST SUBJECT TO THE PROVISIONS SET FORTH
                                   HEREIN, to




Name
        -------------------------------------------------------------

        -------------------------------------------------------------


Address
        -------------------------------------------------------------

        -------------------------------------------------------------


Soc. Sec. or E.I. No.
                      ------------------------------------------------


(the "Holder"), in the manner provided for herein.


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This Subordinated Daily Note shall bear interest on the unpaid principal amount at the initial rate of _____________________________________%. This rate may fluctuate as described herein. Interest shall accrue daily and be compounded quarterly.

By acceptance of this Subordinated Daily Note, the Holder agrees that its rights and remedies against the Issuer with respect to its obligations hereon shall be and remain subordinate to the extent and in the manner set forth herein.

Unless the Certificate of Authentication hereon has been executed by the Trustee referred to herein, either directly or through an Authenticating Agent, by the manual or facsimile signature of an authorized signer, this Subordinated Daily Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.



F.N.B. CORPORATION                        By
                                             -----------------------------------
                                             Chairman & Chief Executive Officer


        [SEAL]                            By
                                             -----------------------------------
                                                         Secretary


THIS SUBORDINATED DAILY NOTE IS SUBJECT TO REDEMPTION PRIOR TO MATURITY. INTEREST ADJUSTMENT AND CERTAIN OTHER TERMS ARE SET FORTH HEREIN.

THIS SECURITY IS NOT A SAVINGS ACCOUNT OR AN OBLIGATION OF AN INSURED DEPOSITORY INSTITUTION AND IS NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION
(FDIC).


AUTHENTICATION CERTIFICATE:

                  This Subordinated Daily Note is one of the Securities of the series designated herein referred to in the within-mentioned Indenture.


CHASE MANHATTAN TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee

By:  Authenticating Agent


                                             -----------------------------------
                                                      Authorized Signature


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This Subordinated Daily Note is one of a duly authorized issue of securities of the Issuer (each a "Security" and, together, the "Securities"), issued and to be issued in one or more series under an Indenture, dated as of May 15, 1992 (herein called the "Indenture"), between the Issuer and Chase Manhattan Trust Company, N.A., as successor to Northern Central Bank, as trustee (herein called the "Trustee", which term includes any successor Trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations, duties and immunities thereunder of the Issuer, the Trustee and the Holders of the Securities, and of the terms upon which the Securities are, and are to be, authenticated and delivered.

Upon and during the continuance of an Event of Default, then, and in any such event, the principal of the Securities of this series may be declared immediately due and payable in the manner and with the effect provided in the Indenture.

                  PAYMENT AND INTEREST ACCRUAL. Payment of the principal of and interest on this Security shall be made in lawful money of the United States at any office of Regency Finance Company, the Issuer's agent, or at such other place as the Issuer may designate to the Holder in writing (a "Place of Payment"); provided, however, that any such payment may be made, at the option of the Issuer, by check mailed to the registered address of the Holder. Upon payment or tender of payment hereof ON DEMAND, this Security shall be surrendered to the Issuer for cancellation at the Place of Payment. Unless otherwise agreed in writing by the Issuer, interest hereon shall cease to accrue, and the Issuer shall have no further liability with respect thereto, upon payment (or tender of payment in the aforesaid manner) of the principal amount hereof ON DEMAND.

                  INTEREST RATE ADJUSTMENT. The interest rate will be determined by the Company and may fluctuate on a monthly basis. Any adjustment to the interest rate will be made on the first day of the month and shall remain in effect until next adjusted by the Company.

                  OPTIONAL REDEMPTION BY ISSUER. The Securities of this series are subject to redemption upon not less than 30 days' notice by first class mail, at any time, as a whole or in part, at the election of the Issuer, without premium, together with accrued interest to the Redemption Date, but any interest installment, which is due and payable on or prior to such Redemption Date, will be payable to the Holders of such Securities, or one or more Predecessor Securities, of record at the close of business on the relevant Record Dates, all as provided in the Indenture. Each partial redemption payment shall be made ratably on all the Outstanding Securities of such series called for redemption.

                  REDEMPTION BY HOLDER. The Holder shall have the right at its option to redeem this Security, in whole or in part, at any time. Holders shall also have the right to make partial redemptions; provided, however, that a minimum outstanding principal amount of $50 is maintained. The Issuer retains the absolute right to require the Holder to give the Issuer no less than 30 days prior written notice by U.S. registered mail of a redemption demanded by the


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Holder and which notice shall specify the principal amount of the Security to be redeemed and the redemption date.

                  Upon presentation of this Security at a Place of Payment, the Issuer, or the Issuer's agent, will, for the Holder's convenience, record on the register attached hereto and made a part hereof any adjustments to the original principal amount of this Security, such as additional purchases or partial redemptions.

                  ASSIGNMENT. As provided in the Indenture and subject to certain limitations therein set forth, this Security shall not be transferable except by endorsement and delivery by the Holder, or his duly authorized representative at the Place of Payment referred to above, and upon surrender to the Issuer with proper endorsement, a new instrument of like tenor shall be issued in the name of the transferee. No service charge shall be made for any such registration of transfer or exchange, but the Issuer may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. Unless and until transferred in the manner aforesaid, the Issuer, the Trustee and any agent of either of them may treat the Holder whose name or names appear on the face of this instrument as the absolute owner hereof for all purposes. If this Security is payable to two or more persons, they shall be deemed to be joint tenants with right of survivorship and any and all payments herein shall be made to either, or the survivor of them.

         SUBORDINATION. The indebtedness evidenced by this Security is subordinate to the prior payment when due of the principal of and interest on all Senior Indebtedness (as such term is defined below). Upon maturity of any Senior Indebtedness, payment in full must be made on such Senior Indebtedness before any payment is made on or in respect of this Security. During the continuance of any default in payment of principal of (or premium, if any) or interest or sinking fund on any Senior Indebtedness, or any other event of default with respect to Senior Indebtedness pursuant to which the holders thereof have accelerated the maturity thereof, no direct or indirect payment may be made or agreed to be made by the Issuer on or in respect of this Security. Upon any distribution of assets of the Issuer in any dissolution, winding up, liquidation or reorganization, payment of the principal of and interest on this Security will be subordinated, to the extent and in the manner set forth in the Indenture, to the prior payment in full of all Senior Indebtedness. The Indenture does not limit the Issuer's ability to increase the amount of Senior Indebtedness or to incur any additional indebtedness in the future that may affect the Issuer's ability to make payments under this Security. Except as described above, the obligation of the Issuer to make payment of principal or interest on this Security will not be affected. The Holder of this Security will be subrogated to the rights of the holders of the Senior Indebtedness to the extent of payments made on Senior Indebtedness out of the distributive share of the Security. By reason of such subordination, in the event of a distribution of assets upon insolvency, certain general creditors of the Issuer may recover more, ratably, than Holders of the Securities.

         "Senior Indebtedness" means Indebtedness of the Issuer outstanding at any time, other than Indebtedness of the Issuer to a Subsidiary for money borrowed or advanced from any such Subsidiary, except Indebtedness which by its terms is not superior in right of payment to the Securities. "Indebtedness" means (1) any debt of the Issuer (i) for borrowed money or (ii)


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evidenced by a note, debenture or similar instrument (including a purchase money obligation) given in connection with the acquisition of any property or assets, including securities; (2) any debt of others described in the preceding clause
(1) which the Issuer has guaranteed or for which it is otherwise liable; and (3) any amendment, renewal, extension or refunding of any such debt.

                  In any case where any Redemption Date of any Security shall not be a Business Day at any Place of Payment, then (notwithstanding any other provision of the Indenture or of this Security) payment of principal and interest need not be made at such Place of Payment on such date, but may be made on the next succeeding Business Day at such Place of Payment with the same force and effect as if made on the Redemption Date; provided, that no interest shall accrue for the period from and after such Redemption Date.

                  The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Issuer and the Trustee with the consent of the Holders of not less than 50% in principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Issuer with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

                  The Securities of this series are issuable only in registered form without coupons in any denomination; provided, however, that the minimum denomination shall be $50.

                  All terms used in this Security which are defined in the Indenture and not otherwise defined herein shall have the meanings assigned to them in the Indenture.



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           TRANSACTION                        REC'D/PAID
              DATE                                BY                           REDEMPTIONS                      PURCHASES
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
INITIAL PURCHASE/PRIOR REGISTER BALANCE

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